EXHIBIT 99.1

PRESS RELEASE

Target Group Inc. Engages Investor Relations Expert Todd D. Sonoga to head up investment community awareness efforts for the company.

TORONTO, ON, November. 1st, 2018 (GLOBE NEWSWIRE) -- via NEWMEDIAWIRE -- Target Group Inc. (CBDY) today announced it has retained Investor Relations expert Todd D. Sonoga, to spearhead our investment community awareness efforts.

"We're impressed with Mr. Sonoga's experience, resources, and relationships, as well as the results he's achieved for other companies.” We're excited to be working with him," stated Rubin Schindermann, Chief Executive Officer of Target Group Inc. "In order to broaden our shareholder base, Mr. Sonoga will launch an investor awareness program that will effectively communicate our unique value proposition, as well as uniqueness in the marketplace and commitment to a consumer-centric business model; providing a consistent, high quality, and healthy experience for our customers to the investment community."

Todd D. Sonoga is the former Sr. Executive and Assistant Editor for Wall Street Publishing (The Small Cap Report) and the general partner for Trilogy Marketing Strategies, LLC. Trilogy was a public relations firm specializing in consulting, raising market awareness, market support and identifying M&A targets for small cap companies. Mr. Sonoga is a Consultant, Investor and Entrepreneur. He founded Trilogy Marketing Strategies in 1998, Wall Street Micro Cap in 2013, Crowd Funding Power in 2014 and in January 2017, Mr. Sonoga assumed the role of Chief Marketing Officer and Co-Founder for WFN1 News Corp. and the radio show "CEO Money," airing daily on IHeart's Talk Radio 1190 AM Dallas/Fort Worth.

Mr. Sonoga has successfully represented public and private companies for over 20 years, consulting with them on market awareness, support, raising capital and identifying merger and acquisition targets.

"I am so impressed by the uniqueness of the company’s products, commitment and the dedication of the management team to deliver value to not only their customers and partners but equally as important their shareholders” stated Mr. Sonoga.

 About Target Group Inc. (CBDY)

Target Group, Inc. is a diversified and vertically integrated progressive company with focus on both national and international presence. The Company operates a wholly-owned late stage Canadian licensed producer regulated under Health Canada’s Access to Cannabis for Medical Purposes Regulations (ACMPR): Canary RX, which operates a 44,000 square foot facility located in Norfolk County, Ontario. The Company has begun structuring multiple international production and distribution platforms and intends to continue rapidly expanding its global footprint as it focuses on building an iconic brand portfolio whose focus aims at developing cutting edge Intellectual Property among the medical and recreational cannabis markets. Target Group is committed to building industry-leading companies that transform the perception of cannabis and responsibly elevate the overall consumer experience. www.targetgroupinc.ca

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